Exhibit 99.1

AITX’s RAD Joins ZeroNow as a Partner in Making Schools Safer

Detroit, Michigan, July 15, 2024 — Robotic Assistance Devices, Inc. (RAD), a subsidiary of Artificial Intelligence Technology Solutions, Inc. (the “Company”) (OTCPK:AITX), is pleased to announce that ZeroNow has welcomed RAD as an Industry Partner in its quest to bring the number of victims of school violence to zero.

RAD delivers cost-effective artificial intelligence-based security solutions that can help schools improve safety and efficiency. RAD technology augments the capabilities of staff to provide higher levels of situational awareness at a low cost, allowing experienced personnel to focus on more strategic tasks.

“As an Industry Partner, RAD brings an expertise in autonomous monitoring and response that will benefit our alliance,” said ZeroNow CEO and Co-Founder Ara Bagdasarian. “ZeroNow’s law enforcement, school security and education members are contributing their expertise to spotlight the risks schools face. Our technology partners share valuable knowledge on how to address those vulnerabilities.”

“School should be a safe and secure place to grow and learn, and children can’t learn when they’re afraid,” said Steve Reinharz, Founder, CEO & CTO of AITX and RAD. “RAD is dedicated to pioneering advancements in AI and autonomous robotics, pushing the boundaries of what’s possible in safety solutions. By partnering with ZeroNow, we are furthering our mission to ensure that every school becomes a sanctuary of learning and growth, free from fear. Together, we are dedicated to building a safer future for all children, where the promise of education can be fulfilled without the shadow of violence.”

RAD continues to demonstrate its unwavering commitment to school safety through innovative initiatives like the Bailey’s Gift campaign, launched in 2022. This effort, named in memory of Bailey Holt, who tragically lost her life in a school shooting, aims to donate advanced firearm detection devices to underfunded and vulnerable K-12 schools across the United States. By joining forces with ZeroNow, RAD seeks to further expand these efforts, ensuring that every school can benefit from state-of-the-art security technology. Through Bailey’s Gift and their new partnership with ZeroNow, RAD is dedicated to creating a safer, more secure learning environment for all students.

ZeroNow was founded by technology partners Additional, Axis Communications, Axon, Omnilert and Status Solutions, along with campus safety nonprofit partners the International Association of Campus Law Enforcement Administrators (IACLEA), NASPA (the Association of Student Affairs Administrators in Higher Education), Campus Safety Magazine and VTV Family Outreach Foundation.

About ZeroNow

ZeroNow is the safety community’s movement to end harmful events in our schools. As a member-based nonprofit, ZeroNow facilitates collaboration between industry, association and education partners to foster new solutions to keep our campuses safe and secure.

ZeroNow’s National Council of School Safety Directors (NCSSD) is the first and only program created to establish a national standard, certification, advocacy, and continuing education for School Safety Directors. ZeroNow brings safety assets and education safety leaders together to establish the standards. We drive a unified voice to educate policymakers on the need for increased investment in school safety. For more information, please visit www.zeronow.org.

About Artificial Intelligence Technology Solutions (AITX)

AITX is an innovator in the delivery of artificial intelligence-based solutions that empower organizations to gain new insight, solve complex challenges and fuel new business ideas. Through its next-generation robotic product offerings, AITX’s RAD, RAD-R, RAD-M and RAD-G companies help organizations streamline operations, increase ROI, and strengthen business. AITX technology improves the simplicity and economics of patrolling and guard services and allows experienced personnel to focus on more strategic tasks. Customers augment the capabilities of existing staff and gain higher levels of situational awareness, all at drastically reduced cost. AITX solutions are well suited for use in multiple industries such as enterprises, government, transportation, critical infrastructure, education, and healthcare. To learn more, visit www.aitx.ai, www.radsecurity.com, www.stevereinharz.com, www.radgroup.ai, www.raddog.ai, and www.radlightmyway.com, or follow Steve Reinharz on Twitter @SteveReinharz.

CAUTIONARY DISCLOSURE ABOUT FORWARD-LOOKING STATEMENTS

The information contained in this publication does not constitute an offer to sell or solicit an offer to buy securities of Artificial Intelligence Technology Solutions, Inc. (the “Company”). This publication contains forward-looking statements, which are not guarantees of future performance and may involve subjective judgment and analysis. The information provided herein is believed to be accurate and reliable, however the Company makes no representations or warranties, expressed or implied, as to its accuracy or completeness. The Company has no obligation to provide the recipient with additional updated information. No information in this publication should be interpreted as any indication whatsoever of the Company’s future revenues, results of operations, or stock price.

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Steve Reinharz

949-636-7060
@SteveReinharz